UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No._)

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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

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NATURALLY PineApple CocoNut ESSENCED
SPARKLING WATER
LaCroix
Harmoniously Combined... yes?
8 SPARKLING CANS
355 mL (2.84 L)
12 FL OZ (96 FL OZ)
0-CALORIE 0-SWEETENER 0-SODIUM = INNOCENT!
NATURALLY PineApple CocoNut ESSENCED
SPARKLING WATER
LaCroix
Harmoniously Combined... yes?
12 SPARKLING CANS
355 mL (4.26L)
12 FL OZ (144 FL OZ)
0-CALORIE 0-SWEETENER 0-SODIUM = INNOCENT!

NOTICE 2026 ANNUAL MEETING & PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TIME: DATE: PLACE:	2:00 p.m. (local time) October 2, 2026 The Ritz-Carlton Fort Lauderdale 1 N. Fort Lauderdale Beach Boulevard Fort Lauderdale, Florida 33304

At the Annual Meeting of Shareholders of National Beverage Corp. (the “Company”) and any adjournments or postponements thereof (the “Meeting”), the following proposals are on the agenda for action by the shareholders:

1.	To elect one director to serve as Class III director for a term of three years;
2.	To hold a non-binding advisory vote on executive compensation; and,
3.	To transact such other business as may properly come before the Meeting.

Only holders of record of common stock, par value $.01 per share, of the Company, at the close of business on August 17, 2026 are entitled to notice of, and to vote at, the Meeting.

A complete list of the shareholders entitled to vote at the Meeting will be available for examination by any shareholder during ordinary business hours for a period of ten days ending on the day before the Meeting at the principal executive ofﬁces of the Company at 8050 Southwest Tenth Street, Suite 4000, Fort Lauderdale, Florida 33324.

To attend the Meeting in person, shareholders must pre-register and obtain an admission ticket no later than 11:59 p.m., Eastern Time, on Wednesday September 30, 2026. Admittance to the Meeting will be limited to shareholders of record at the close of business on August 17, 2026. In order to obtain an admission ticket, please click on the “Attend a Meeting” link found at https://www.proxyvote.com and follow the instructions provided, using the 16-digit voting control number found on the accompanying proxy card. Shareholders should print their own admission ticket and bring it to the Meeting along with valid, government-issued photo identiﬁcation to gain access. If you are unable to print your tickets, please contact Investor Relations at 954-581-0922.

Seating at the Meeting is limited. No one will be admitted to the Meeting once the Meeting has commenced. Please note the Meeting is a procedural business meeting and we do not contemplate product sampling.

Whether or not you plan to attend the Meeting, please complete and return the proxy in the accompanying envelope addressed to the Company or vote electronically by using the Internet or telephone, since a majority of the outstanding shares entitled to vote at the Meeting must be represented at the Meeting in order to transact business. Shareholders have the power to revoke any such proxy at any time before it is voted at the Meeting and the giving of such proxy will not affect your right to vote in person at the Meeting. Your vote is very important.

By Order of the Board of Directors,

Nick A. Caporella
August 28, 2026	Chairman of the Board
Fort Lauderdale, Florida	and Chief Executive Ofﬁcer

PROXY STATEMENT

This Proxy Statement is furnished to shareholders of National Beverage Corp., a Delaware corporation (the “Company”, “NBC”, “we”, “us” or “our”), in connection with the solicitation, by order of the Board of Directors of the Company (the “Board of Directors” or the “Board”), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at The Ritz-Carlton Fort Lauderdale, 1 N. Fort Lauderdale Beach Boulevard, Fort Lauderdale, Florida 33304 on October 2, 2026, at 2:00 p.m., local time, or any adjournment or postponement thereof (the “Meeting”). The accompanying proxy is being solicited on behalf of the Board of Directors. The mailing address of the principal executive ofﬁces of the Company is P.O. Box 16720, Fort Lauderdale, Florida 33318. The approximate date on which this Proxy Statement and the accompanying form of proxy were ﬁrst sent to shareholders is September 8, 2026.

Only holders of record of common stock, par value $.01 per share, of the Company (the “Common Stock”) at the close of business on August 17, 2026 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. Each holder of Common Stock is entitled to one vote for each share held at the close of business on the Record Date.

A shareholder who gives a proxy may revoke it at any time before it is voted by sending a written notice to the Corporate Secretary at the mailing address set forth above, by returning a later dated signed proxy, or by attending the Meeting and voting in person. Unless the proxy is revoked, the shares represented thereby will be voted as speciﬁed at the Meeting.

The Annual Report of the Company for the ﬁscal year ended May 2, 2026 (the “Annual Report”) is being mailed with this Proxy Statement to all holders of record of Common Stock. Additional copies of the Annual Report will be furnished to any shareholder upon request.

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SECURITY OWNERSHIP

Principal Shareholders

As of the Record Date, 93,615,302 shares of Common Stock were outstanding and, as of such date, the only persons known by the Company to beneﬁcially own more than 5% of the outstanding Common Stock were the following:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Nick A. Caporella 8050 Southwest Tenth Street Fort Lauderdale, Florida 33324	68,494,571[1]	73.2%

IBS Partners Ltd. 1127 Eldridge Parkway Suite 300-0137 Houston, Texas 77077	66,604,492	71.1%

1.

Includes 66,604,492 shares owned by IBS Partners Ltd. (“IBS”). IBS is a Texas limited partnership whose sole general partner is IBS Management Partners, Inc., a Texas corporation. IBS Management Partners, Inc. is owned by Mr. Nick A. Caporella. By virtue of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Mr. Caporella would be deemed to beneficially own the shares of Common Stock owned by IBS. Also includes 1,829,366 shares held by the NAC 2018 Revocable Trust dated October 15, 2018, a revocable trust of which Mr. Caporella is the grantor and trustee, and 60,713 shares held by the wife of Mr. Caporella as to which Mr. Caporella disclaims beneficial ownership.

Directors and Executive Officers

The table below reﬂects, as of the Record Date, the number of shares of Common Stock beneﬁcially owned by the directors and each of the executive ofﬁcers named (the “Executive Ofﬁcers”) in the Summary Compensation Table that follows and the number of shares of Common Stock beneﬁcially owned by all directors and Executive Ofﬁcers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Nick A. Caporella	68,494,571[1]	73.2%
Joseph G. Caporella	962,880[2]	1.0%
Samuel C. Hathorn, Jr.	74,446[3]	*
Stanley M. Sheridan	69,476[4]	*
Glenn J. Waldman	2,000	*
George R. Bracken	320,636[5]	*
All Executive Officers and Directors as a Group (6 in number)	69,924,009[6]	74.7%

*	Less than 1%.
1.

Includes 66,604,492 shares held by IBS. Also includes 1,829,366 shares held by the NAC 2018 Revocable Trust dated October 15, 2018, a revocable trust of which Mr. Caporella is the grantor and trustee, and 60,713 shares held by the wife of Mr. Caporella as to which Mr. Caporella disclaims beneﬁcial ownership.

2.	Includes 19,680 shares issuable upon exercise of currently exercisable options.
3.	Includes 13,680 shares issuable upon exercise of currently exercisable options.
4.

Includes 62,408 shares held by Stanley M. Sheridan Living Trust dated April 10, 1995 of which Mr. Sheridan is trustee and principal beneﬁciary and 7,068 shares issuable upon exercise of currently exercisable options.

5.

Includes 313,796 shares held by the George R. Bracken Trust dated February 6, 2015, a revocable trust of which Mr. Bracken is the grantor and trustee, and 6,840 shares issuable upon exercise of currently exercisable options.

6.	Includes 47,268 shares issuable upon exercise of currently exercisable options.

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REPORTING COMPLIANCE

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s Executive Ofﬁcers, directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to ﬁle reports of ownership and changes in ownership with the United States Securities and Exchange Commission (the “SEC” or “Commission”). Executive Ofﬁcers, directors and greater than ten percent (10%) beneﬁcial owners are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms so ﬁled.

To our knowledge, based solely on review of the Section 16(a) forms and amendments thereto and certain representations furnished to the Company, during the ﬁscal year ended May 2, 2026 (“Fiscal 2026”), the Company’s Executive Ofﬁcers, directors and greater than ten percent (10%) beneﬁcial owners complied with all applicable ﬁling requirements, except for the Form 3 ﬁled by Mr. Waldman on October 20, 2025, which was not reported on a timely basis.

Stock Anti-Hedging and Pledging Policy

The Company has adopted a policy prohibiting the hedging and pledging of our equity securities, which applies to all ofﬁcers, directors, employees and independent contractors or advisors and provides that such individuals are prohibited from (i) engaging in any hedging transactions (including forward sale or purchase contracts, equity swaps, collars or exchange funds) with respect to the Company's equity securities, and (ii) holding the Company’s equity securities in a margin account or pledging Company equity securities as margin for a loan.

Code of Ethics

Our Code of Conduct and Ethics (“code of ethics”), is our code of ethics for directors, Executive Ofﬁcers and employees. The code of ethics is available on our website at www.nationalbeverage.com under “Investors – Corporate Governance”. Any amendment to or waiver from the code of ethics for or on behalf of any director, Executive Ofﬁcer, or senior ﬁnancial ofﬁcer may be made only by the Board or a Board Committee and will be disclosed on our website.

Insider Trading Policy

The Company has adopted an insider trading policy that governs the purchase, sale, and/or other transactions of the Company’s securities by our directors, ofﬁcers and employees. A copy of our insider trading policy is ﬁled as Exhibit 19 to our Annual Report on Form 10-K for the ﬁscal year ended April 27, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

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INFORMATION REGARDING MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Current committee membership is shown in the table below.

Name	Board	Audit	Compensation and Stock Option	Nominating
Nick A. Caporella	Chairman	—	—	Chairman
Joseph G. Caporella	Member	—	—	—
Samuel C. Hathorn, Jr.	Member	Chairman	Deputy Chairman	Deputy Chairman
Stanley M. Sheridan	Member	Deputy Chairman	Chairman	Member
Glenn J. Waldman	Member	Member	Member	—

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors held four meetings during Fiscal 2026. The Board of Directors has standing Audit, Compensation and Stock Option and Nominating committees.

The Audit Committee is currently comprised of three independent members – Messrs. Samuel C. Hathorn, Jr. (Chairman), Stanley M. Sheridan (Deputy Chairman) and Glenn J. Waldman. The Audit Committee held four meetings during Fiscal 2026. The principal functions of the Audit Committee are to appoint the independent registered public accountants of the Company and to review with the independent accountants and the Company’s internal audit department the scope and results of audits, the internal accounting controls of the Company, audit practices and the professional services furnished by the independent registered public accountants. The Company’s Board of Directors has determined that Messrs. Hathorn, Sheridan and Waldman satisfy the requirements for an audit committee ﬁnancial expert under the rules and regulations of the Commission and that each member of the Audit Committee is “independent” as deﬁned in the NASDAQ listing standards. The Audit Committee’s charter is available on our website at www.nationalbeverage.com under “Investors – Corporate Governance”.

The current members of the Company’s Compensation and Stock Option Committee are Messrs. Stanley M. Sheridan (Chairman), Samuel C. Hathorn, Jr. (Deputy Chairman) and Glenn J. Waldman. During Fiscal 2026, the Compensation and Stock Option Committee held two meetings. The principal functions of the Compensation and Stock Option Committee are to consider, review and approve all compensation arrangements, including base salary, annual incentive awards and stock option grants for ofﬁcers and employees of the Company and to administer the Company’s employee beneﬁt programs. The Compensation and Stock Option Committee does not have a charter.

The current members of the Company’s Nominating Committee are Messrs. Nick A. Caporella (Chairman), Samuel C. Hathorn, Jr. (Deputy Chairman) and Stanley M. Sheridan. During Fiscal 2026, the Nominating Committee held two meetings. The Nominating Committee recommends to the Board of Directors candidates for election to the Board. The Nominating Committee considers possible candidates from any source, including shareholders, for nominees for directors. In evaluating the qualiﬁcations of nominees, the Nominating Committee considers a variety of factors, such as education, work experience, knowledge of the Company and the beverage industry, membership on the board of directors of other corporations, civic involvement and diversity.

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Recommendations for director candidates for consideration by the Nominating Committee, including written materials with respect to the potential candidate, should be sent to the Corporate Secretary, National Beverage Corp., P.O. Box 16720, Fort Lauderdale, Florida 33318. All shareholder nominees for director will be considered by the Nominating Committee in the same manner as any other nominee. All shareholder recommendations should be accompanied by a complete statement of such person’s qualiﬁcations and an indication of the person’s willingness to serve. The Nominating Committee does not have a charter.

Each director attended all of the meetings of the Board and standing committees on which he serves. We have no formal policy regarding directors’ attendance at annual meetings of shareholders but all directors have attended past annual shareholder meetings (including the Annual Shareholders Meeting held on October 3, 2025) and we anticipate that all directors will participate in the 2026 Meeting.

Mr. Nick A. Caporella currently beneﬁcially owns 73.2% of the Company’s outstanding Common Stock. As a result, the Company is a “controlled company” within the meaning of the NASDAQ listing standards and is therefore not currently required to have independent directors comprise a majority of its Board of Directors or to have independent directors comprise its Compensation and Stock Option Committee or its Nominating Committee. However, independent directors comprise the majority of the Nominating Committee. The Compensation and Stock Option Committee and Audit Committee are comprised of only independent directors. Messrs. Samuel C. Hathorn, Jr., Stanley M. Sheridan and Glenn J. Waldman qualify as independent directors under the NASDAQ listing standards and applicable rules of the SEC.

QUORUM AND VOTING PROCEDURE

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting and will be counted in determining whether or not a quorum is present. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter (“non-voted shares”). This could occur, for example, when a broker is not permitted to vote shares held in “street name” on certain matters in the absence of instructions from the beneﬁcial owner of the shares. Non-voted shares with respect to a particular matter will not be considered shares present and entitled to vote on such matter, although such shares will be considered present and entitled to vote for other matters and will, if the proxy includes at least one matter on which the shares represented by such proxy are being voted, be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter and directions to “withhold authority” to vote for directors will not be considered non-voted shares and will be considered present and entitled to vote with respect to such matter. Non-voted shares will have no effect on the matters brought to a vote at the Meeting, but abstentions will have the effect of a vote against the matters brought to a vote at the Meeting, other than the election of Mr. Nick A. Caporella (where they will have no effect). As a result of Mr. Nick A. Caporella’s beneﬁcial ownership of 73.2% of the outstanding shares of Common Stock of the Company, we expect that the election of the Class III director will be approved by vote of shareholders at the Meeting.

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MATTERS TO BE CONSIDERED AT ANNUAL MEETING

Election of Directors

Currently, the Board is comprised of ﬁve directors elected in three classes (the “Classes”). Directors in each class hold ofﬁce for three-year terms and the terms of the Classes are staggered so that the term of one Class terminates each year. The term of the current Class III director expires at the 2026 Meeting.

The Company’s Nominating Committee has nominated Mr. Nick A. Caporella for election as director in Class III, with a term of ofﬁce of three years expiring at the Annual Meeting of Shareholders to be held in 2029 and when a respective successor has been duly elected and qualiﬁed. In order to be elected as a director, a nominee must receive a plurality of afﬁrmative votes cast by the shares present or represented at a duly convened meeting. Shareholders have no right to vote cumulatively.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEE FOR THE CLASS III DIRECTOR.

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INFORMATION AS TO NOMINEE AND OTHER DIRECTORS

The following information concerning principal occupation or employment, including any directorships with public companies or registered investment companies during the past ﬁve years, and age has been furnished to the Company by the nominee for Class III director and by the directors in Classes I and II whose terms expire at the Company’s Annual Meeting of Shareholders in 2027 and 2028, respectively, and when their respective successors have been duly elected and qualiﬁed.

Nominee for Director

CLASS III

Name	Age	Principal Occupation or Employment	Director Since	Term Expires
Nick A. Caporella	90	Chairman of the Board and Chief Executive Officer of National Beverage Corp.	1985	2026

Directors Whose Term of Office Will Continue After the Annual Meeting

CLASS I

Name	Age	Principal Occupation or Employment	Director Since	Term Expires
Joseph G. Caporella	66	President of National Beverage Corp.	1987	2027

Samuel C. Hathorn, Jr.	83	Retired President and Chief Executive Officer of Trendmaker Homes, Inc., a former homebuilding and land development subsidiary of Weyerhaeuser Company	1997	2027

CLASS II

Name	Age	Principal Occupation or Employment	Director Since	Term Expires
Stanley M. Sheridan	83	Retired President of Faygo Beverages, Inc., a wholly-owned subsidiary of National Beverage Corp.	2009	2028

Glenn J. Waldman	66	Founder & President Waldman Law Firm, P.A. (d/b/a Business Arbitration & Mediation Services)	2025	2028

Additional information regarding the nominee for election as director and the continuing directors of the Company, including a description of the speciﬁc experience, qualiﬁcations, attributes and skills that led the Board of Directors to conclude that each individual should serve as a director, is set forth below.

Nominee

Nick A. Caporella has served as Chairman of the Board and Chief Executive Ofﬁcer of the Company since the Company was founded in 1985. He also served as President until September 2002. Since January 1992, Mr. Caporella’s services have been provided to the Company through a management company, Corporate Management Advisors, Inc. (“CMA”), an entity which he owns. (See “Management Services Agreement – Compensation” and “Certain Relationships and Related Party Transactions”.) Mr. Caporella previously served as President and Chief Executive Ofﬁcer (since 1976) and Chairman of the Board (since 1979) of Burnup & Sims Inc. (a former afﬁliate of the Company) until March 1994. Throughout his extensive business career, he has founded or managed successful companies as Chief Executive Ofﬁcer and has served as a public company Chairman, Chief Executive Ofﬁcer or

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President since 1976. Mr. Caporella has achieved many awards as a businessman, including induction into the Institute of American Entrepreneurs and receipt of the Horatio Alger Award. He is involved in many research projects which endeavor to advance the cure of children’s cancer and currently serves on the Professional Advisory Board of St. Jude Children’s Research Hospital. Mr. Caporella was selected by Forbes as one of America's greatest self-made Americans in honor of our nation's semiquincentennial. The Company was founded as a result of Mr. Caporella’s vision and innovation, and his extraordinary career, entrepreneurial spirit, business acumen and civic leadership qualify him to serve on the Board.

Continuing Directors

Joseph G. Caporella has served as President of the Company since September 2002 and, prior to that date, served as Executive Vice President since January 1991. He is the son of Mr. Nick A. Caporella. Since joining the Company in 1988, he has been involved in all aspects of the Company’s operations, including procurement, supply chain management, distribution and sales leadership. Mr. Caporella’s more than 30 years of experience in the beverage industry coupled with his extensive knowledge of the day-to-day business operations of the Company qualify him to serve on our Board.

Samuel C. Hathorn, Jr. was employed by Trendmaker Homes, Inc. from 1981 until his retirement in September 2007. He served as President since 1983 and was appointed Chief Executive Ofﬁcer in January 2007. Trendmaker Homes, Inc. was a Houston, Texas-based homebuilding and land development subsidiary of Weyerhaeuser Company. Mr. Hathorn has also held senior executive and ﬁnancial positions with several public corporations and served as a director of Burnup & Sims Inc. from 1981 until 1997 and of Hartman Commercial Properties REIT, a publicly-traded real estate investment trust, from 2000 to 2005. Mr. Hathorn ﬁrst served on the Company’s Board of Directors from its inception in 1985 to September 1993 while also serving as a Burnup & Sims Inc. director and representative during the Company’s formative years. He returned to our Board in June 1997 and has served as a director since that time. Mr. Hathorn’s extensive expertise as a seasoned ﬁnancial executive, his professional business acumen and his intimate knowledge of our business qualify him to serve on our Board.

Stanley M. Sheridan was employed by Faygo Beverages, Inc., a wholly-owned subsidiary of National Beverage Corp., from 1974 until his retirement in 2004. He joined Faygo Beverages, Inc. as Chief Financial Ofﬁcer in 1974 and was promoted to President in May 1987 when Faygo Beverages, Inc. was acquired by National Beverage Corp. He holds an MBA in Accounting and has served on the boards of various private companies and charitable organizations. Mr. Sheridan’s more than 40 years of experience in the beverage industry and his professional management expertise as a chief executive in the soft drink industry make him extremely familiar with our business. These qualiﬁcations and his ﬁnancial and accounting expertise qualify him to serve on our Board.

Glenn J. Waldman has been practicing law in many capacities for more than four decades and, since 1991, as the founder of Waldman Law Firm, P.A. Mr. Waldman’s diverse practice areas have included a broad spectrum of complex business matters ranging from commercial litigation to healthcare, intellectual property and employment matters. Over the past several years, his practice has focused almost exclusively on alternative dispute resolution, serving as a nationwide arbitrator, certiﬁed state and federal court mediator, expert witness and court-appointed master or magistrate. Mr. Waldman holds an undergraduate Bachelor’s degree and a Juris Doctorate from the University of Florida where he also serves as a Trustee of the Levin College of Law. He has been a frequent lecturer on arbitration and mediation matters and has published scholarly articles on a variety of legal topics during the course of his extensive legal career. Mr. Waldman’s education, legal background and professional expertise qualify him to serve on our Board.

8

BOARD LEADERSHIP STRUCTURE

The Board of Directors does not have a policy addressing whether the same person should serve as both the Chief Executive Ofﬁcer and Chairman of the Board or if the roles should be separate but believes that it should have the ﬂexibility to make its determination based upon what it considers to be the appropriate leadership structure for the Company at the time. The Board further believes that having a single person serving as both Chief Executive Ofﬁcer and Chairman of the Board, coupled with its use of individual chairmen for each of our Board committees, currently provides the best form of leadership for our Company. Accordingly, the Board has not deemed it necessary or appropriate to create the position of lead independent director, primarily because each Committee Chairman functions in the capacity akin to that of a lead director. Combining the Chairman and Chief Executive Ofﬁcer roles fosters clear accountability, effective decision-making, alignment of our corporate strategies and has served the Company well for many years. As our Chief Executive Ofﬁcer, Mr. Nick A. Caporella is and has been responsible for overseeing the operations of the Company and implementing the Company’s corporate strategies. The Board believes that the breadth of Mr. Caporella’s business experience, professional and successful track record in all of his undertakings in the Company, along with his position as founder and controlling shareholder of the Company, make him uniquely qualiﬁed to continue to preside over the entire Board, lead its strategies and discussions and set its agendas.

BOARD’S ROLE IN RISK OVERSIGHT

While management is primarily responsible for the day-to-day assessment and risk management programs, the Board of Directors is responsible for oversight of enterprise-wide exposures, including strategic, operational, ﬁnancial, legal, cybersecurity and regulatory risks. The Board performs its oversight function both directly and indirectly through Board committees that are chaired by professionals with varied and extensive business experience. The Audit Committee assists the Board in evaluating ﬁnancial risks and risks related to the Company’s ﬁnancial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation and Stock Option Committee assists the Board in evaluating risks associated with leadership assessment, management succession planning and our compensation philosophy and programs. In addition to committee reports, the Board receives regular presentations from senior management and senior department heads, which include presentations regarding operating plans as well as long-term operational and strategic matters.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”), the Company is providing its shareholders the opportunity to vote on the non-binding advisory proposal to approve the compensation of our Executive Officers. Based on the advisory vote of our shareholders at the 2023 Annual Meeting, the Board determined that the Company will hold shareholder advisory votes on executive compensation every three years. Therefore, a shareholder advisory vote on executive compensation is scheduled to take place at the Meeting.

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While the Board believes that requiring shareholders to vote on this matter is unnecessary in light of the Company’s ownership structure and the philosophy employed by the Board to determine executive compensation, the Board appreciates the time its shareholders take to consider the proposals and encourages all shareholders to vote their shares on this matter.

As set forth in our Compensation Discussion and Analysis, the objectives of the Company’s compensation program are to (1) attract, motivate, develop and retain top quality executives who will increase long-term shareholder value and (2) deliver competitive total compensation packages based on the achievement of both Company and individual performance goals. The Company’s executive compensation is discussed in further detail in our Compensation Discussion and Analysis which follows.

The Company is asking its shareholders to indicate their support for the compensation paid to the Company’s Executive Ofﬁcers solely for the purposes of compliance with the Dodd-Frank Act. The proposal to approve executive compensation is not intended to address any speciﬁc item of compensation, but rather the overall compensation of the Company’s Executive Ofﬁcers and the philosophy, policies and practices described in this Proxy Statement. It should be noted that the amounts reﬂected on the Summary Compensation Table for Mr. Nick A. Caporella represent the total management fee paid to CMA. Both Mr. Caporella and Mr. Bracken (as well as all other personnel employed by CMA) are compensated by CMA.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE OVERALL COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS BY VOTING “FOR” ON THE PROXY CARD.

This proposal will be adopted if it is approved by a majority of the shares present in person or by proxy and entitled to vote.

10

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

The following discussion and analysis is intended to provide an understanding of the Company’s compensation philosophy and policies and the actual compensation earned by each of our Executive Ofﬁcers. It should be noted that neither Mr. Nick A. Caporella nor Mr. Bracken receives cash compensation from the Company. The services of both are provided to the Company by CMA and their cash compensation is based solely on and included within the management fee paid to CMA. (See “Management Services Agreement – Compensation” and “Certain Relationships and Related Party Transactions”.)

At the 2023 Annual Meeting, 80% of the shares voted by our shareholders were voted to approve, on an advisory basis, the compensation of our Executive Ofﬁcers. We believe this vote supports our view that the Company’s compensation decisions and compensation philosophy and policy discussed below appropriately align the interests of our Executive Ofﬁcers with the short and long-term goals of the Company. Based on the last advisory vote of our shareholders at the 2023 Annual Meeting, the Board determined that the Company will hold shareholder advisory votes on executive compensation every three years.

Compensation Philosophy

The objectives of the Company’s compensation program are to (1) attract, motivate, develop and retain top quality executives who will increase long-term shareholder value and (2) deliver competitive total compensation packages based upon the achievement of both Company and individual performance goals. The Company expects its executives to balance the risks and related opportunities inherent in our industry and in the performance of his or her duties, and to adhere to the Company’s philosophy and business principles in order to participate in any upside opportunity once actual performance is measured.

To achieve the above goals, the Compensation and Stock Option Committee has set forth a compensation program for its Executive Ofﬁcers that includes the following elements:

i.	Base salary;
ii.	Annual cash bonuses;
iii.	Share-based compensation; and
iv.	Retirement, health and other beneﬁts.

In order to maintain a competitive compensation program for its Executive Ofﬁcers, the Compensation and Stock Option Committee, on a semi-annual basis, (a) reviews compensation practices to assure fairness, relevance, support of the strategic goals of the Company and contribution of the executive to the creation of long-term shareholder value, (b) considers the relevant mix of compensation components and (c) implements a compensation plan that reasonably allocates a portion of each executive’s total compensation to incentives and other forms of longer-term compensation linked to Company and individual performance, and the creation of shareholder value.

It is the policy of the Company that any director, ofﬁcer or other employee of the Company is prohibited from engaging in transactions in publicly-traded options for the Company’s securities, such as puts, calls and other derivative securities, on an exchange or in any other organized market. Directors, ofﬁcers and other employees are also prohibited from purchasing the Company’s securities on margin and engaging in hedging or monetization transactions, such as zero-cost collars and forward sales contracts.

11

Factors Considered In Determining Compensation

The Compensation and Stock Option Committee reviews executive compensation levels for its Executive Ofﬁcers on a semi-annual basis to ensure that they remain competitive within the beverage industry. The overall value of the compensation package for an Executive Ofﬁcer is determined by the Compensation and Stock Option Committee in consultation with the Chief Executive Ofﬁcer, other key ofﬁcers and the Board. The factors considered by the Compensation and Stock Option Committee include those related to both the overall performance of the Company and the individual performance of the Executive Ofﬁcer. Consideration is also given to comparable compensation data for individuals holding similarly responsible positions at other peer group companies in determining appropriate compensation levels.

With respect to long-term incentive compensation to be awarded to Executive Ofﬁcers, the Company maintains three equity-based plans: (a) the 1991 Omnibus Incentive Plan, (b) the Special Stock Option Plan and (c) the Key Employee Equity Partnership Program (each plan is discussed in more detail below).

The timing, amount and form of awards under these plans for each of the Executive Ofﬁcers is made at the discretion of the Compensation and Stock Option Committee based on recommendations of the Chief Executive Ofﬁcer. Any such awards are granted only upon the written approval of the Compensation and Stock Option Committee. No stock-based awards or other equity rights have been granted to Mr. Nick A. Caporella since the Company’s inception.

Elements of Executive Compensation

Base Salary

Base salary is used to attract and retain Executive Ofﬁcers and is determined using comparisons with industry competitors and other relevant factors including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility and the ability to replace the individual. Salaries for the Executive Ofﬁcers are reviewed by the Compensation and Stock Option Committee, the Chief Executive Ofﬁcer and the Board on a semi-annual basis. Changes to base salaries, if any, are affected primarily by individual performance.

Annual Cash Bonuses

Annual cash bonuses are intended to be a signiﬁcant component of an Executive Ofﬁcer’s compensation package. The amount of annual bonus compensation to be awarded to the Executive Ofﬁcers, if any, is determined by the Compensation and Stock Option Committee, upon recommendation by the Chief Executive Ofﬁcer. While the Chief Executive Ofﬁcer and the Compensation and Stock Option Committee consider the Company’s overall performance and each individual’s performance when determining the amount of bonus to award, there is no predeﬁned written plan that obligates the Company to pay an annual cash bonus and the Compensation and Stock Option Committee retains absolute discretion to award bonuses and to determine the amount of such bonuses.

Share-Based Compensation (Long-Term Incentive Programs)

Share-based long-term incentive compensation is provided to Executive Ofﬁcers through the award of stock options. The primary purpose of stock options is to provide Executive Ofﬁcers and other employees with a personal and ﬁnancial interest in the Company’s success through stock ownership, thereby aligning their interests with those of our shareholders.

12

The Compensation and Stock Option Committee believes that the value of stock options will reﬂect the Company’s ﬁnancial performance over the long-term. Because the Company’s stock option programs require vesting periods before options may be exercised and an exercise price based on either the fair market value as of the date of grant or the amount of Common Stock held, or purchased, the value of stock options and stock ownership increases when the market value of the Company’s common shares increases over time.

Share-based awards made under the Company’s 1991 Omnibus Incentive Plan (the “Omnibus Plan”) typically consist of options to purchase Common Stock which vest over ﬁve years and have a term of ten years. Certain Executive Ofﬁcers also receive grants from time to time under the Company’s Special Stock Option Plan (the “Special Option Plan”). The vesting schedule and exercise price of these options are tied to the executive’s ownership levels of Common Stock. Generally, the terms of the Special Option Plan allow for the reduction in exercise price upon each vesting date of the option. The vesting schedule and exercise price reduction of such options may be accelerated at the discretion of the Compensation and Stock Option Committee. While the Compensation and Stock Option Committee considers the Company’s overall ﬁnancial performance during the respective vesting periods, there is no predeﬁned written plan with respect to ﬁnancial measures that obligates the Company to accelerate the vesting or price reduction of any option, and the Compensation and Stock Option Committee has not elected to accelerate the vesting or price reduction of any options held by Executive Ofﬁcers during the past three ﬁscal years. The Company issues share based awards with long-term vesting schedules designed to increase the level of the executive’s stock ownership, encourage long-term employment, promote adherence to the Company’s principles and philosophy and create long-term value for shareholders, while inducing corporate compatibility within the management team.

In addition, share-based compensation is awarded under the Company’s Key Employee Equity Partnership Program (the “KEEP Program”). The KEEP Program is designed to positively align interests between the Company’s executives and its shareholders beyond traditional option programs while, at the same time, stimulating and rewarding management for “partnering-up” with the Company to create shareholder value. The KEEP Program provides for granting stock options to key employees, ofﬁcers and directors of the Company who invest their personal funds in Common Stock. Participants who purchase shares of Common Stock in the open market receive grants of stock options equal to 50% of the number of shares purchased up to a maximum of 12,000 shares purchased in any two-year period. Options under the KEEP Program are automatically forfeited upon the sale of shares originally acquired by the participant. The options are granted at an initial exercise price of 60% of the purchase price paid for the shares acquired and reduce to the par value of Common Stock at the end of the six-year vesting period.

The Company’s long-term incentive programs are generally intended to provide rewards to executives only if value is created for shareholders over time and the executive continues in the employ of the Company. The Compensation and Stock Option Committee believes that employees should have sufﬁcient holdings of the Company’s Common Stock so that their decisions will appropriately foster sound judgment in the exercise of their duties. The Compensation and Stock Option Committee reviews with the Chief Executive Ofﬁcer the recommended individual awards and evaluates the scope of responsibility, strategic and operational goals and individual contributions in making ﬁnal awards under the Omnibus Incentive Plan and Special Option Plan, and determines participants in the KEEP program.

Options issued pursuant to the Special Option Plan and the KEEP Program after December 31, 2004 are considered deferred compensation arrangements under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, option recipients must make a written election to exercise option grants on speciﬁed future dates to avoid being subject to additional income taxes, interest and withholding. The election is irrevocable, but may be subject to acceleration upon proper termination of employment, disability or in certain other limited circumstances, as determined by the Board of Directors in accordance with the terms of the plans and Section 409A of the Code. All Executive Ofﬁcers holding options granted under these plans have made such an election.

13

With respect to share-based compensation, the Company recognizes stock compensation expense in accordance with FASB Accounting Standards Codiﬁcation Topic 718 which requires public companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The Company uses the Black-Scholes option-pricing model to determine the grant date fair value.

Timing of Equity Awards

The Compensation and Stock Option Committee considers the grant of equity awards, including those to Executive Ofﬁcers, during its regularly scheduled semi-annual meetings. The Compensation and Stock Option Committee does not take material non-public information into account when determining the timing and terms of any equity awards. If there is a release of material non-public information, the Compensation and Stock Option Committee will delay the consideration of and grant of stock options. The Company has not engaged in the backdating, cancellation or re-pricing of stock options awarded to its Executive Ofﬁcers. For all stock option awards, the exercise price calculation is based on the closing price of the Company’s common stock on the NASDAQ on the date of grant.

During the ﬁscal year ended May 2, 2026, the Company did not grant equity awards to its Executive Ofﬁcers during the four business days prior to, or the one business day following, the ﬁling of its periodic reports or the ﬁling or furnishing of a Form 8-K that discloses material nonpublic information.

Retirement, Health and Other Beneﬁts

The Company provides retirement, health and other beneﬁts as an additional incentive to retain employees. The Company maintains a deﬁned contribution 401(k) plan that allows employees to make plan contributions on a pre-tax basis and currently contributes an additional discretionary proﬁt sharing contribution on behalf of each employee. Proﬁt sharing contributions are allocated to all employees who meet certain minimum service requirements, based on a percentage of total compensation, which amount is subject to change from year to year. Although Executive Ofﬁcers are eligible to participate in the 401(k) plan, they have been prevented from participating at the same level as non-executives, due to the rules under Section 401(a)(17) of the Code which dictate the application of an annual limitation on contributions.

We currently make available to our Executive Ofﬁcers and all employees a comprehensive health, dental, life and disability insurance program. The health care insurance program offers a variety of coverage options, which may be selected at the employee’s discretion. The Company currently provides a basic term-life insurance policy to all employees and makes additional coverage available at the employee’s expense and discretion.

As disclosed in “Certain Relationships and Related Party Transactions” below, CMA and the Company are joint owners of a corporate aircraft, and each agreed to pay certain expenses associated with the use of the aircraft. During the past three years, the total operating costs averaged approximately $1.1 million per year.

The Company does not provide any additional perquisites to Executive Ofﬁcers, other than a car allowance, which is included in the Summary Compensation Table below. See Note 1 to the Summary Compensation Table.

14

Employment, Change in Control and Severance Agreements

The Company does not typically enter into, and does not currently have, any formal employment, change in control, severance or other similar agreements with any Executive Ofﬁcer. The Company’s stock option plans, however, provide that unvested options held by all employees will fully vest if a change of control (as deﬁned in the plans) occurs or if options of an equivalent value are not provided in the event the Company is not the surviving entity of a merger or consolidation. Based on the difference between the closing stock price of the Company’s Common Stock on May 2, 2026 and the option exercise prices on that date, the values of unvested options held by our Executive Ofﬁcers were: Joseph G. Caporella $26,631 and George R. Bracken $85,759.

The Company may also, from time to time, pay severance to an employee, including an Executive Ofﬁcer, based on, among other things, years of service, functional role or position and level of the individual’s responsibility and reasons for terminating his or her services. The Company believes in trust, loyalty and commitment from both the Company and the Executive Ofﬁcers and that employment agreements are not necessary to achieve its goals and meet the needs of the Executive Ofﬁcers. The Company believes that the fact that most of the executives of the Company have been with the Company for a long period of time supports this belief.

Clawback

In 2023, the Company adopted a clawback policy that complies with the requirements under the Dodd Frank Wall Street Reform and Consumer Protection Act. If a restatement of the Company’s ﬁnancial statements is required, then incentive-based compensation tied to a ﬁnancial reporting measure that an executive received during the three prior completed ﬁscal years will be recalculated (if applicable) based on the restated ﬁnancial statements. Incentive compensation deemed to have been erroneously paid as a result of the restatement must be repaid to the Company. The determination and method of recoupment will be determined by the Board of Directors.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

The Compensation and Stock Option Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K, with management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Company’s 2026 Annual Meeting of Shareholders.

THE COMPENSATION AND STOCK OPTION COMMITTEE

Stanley M. Sheridan (Chairman)

Samuel C. Hathorn, Jr. (Deputy Chairman)

Glenn J. Waldman

15

MANAGEMENT SERVICES AGREEMENT – COMPENSATION

CMA, pursuant to a management agreement, provides the services of and compensates the Company’s Chief Executive Ofﬁcer, Chief Financial Ofﬁcer and senior and other corporate personnel who provide management, administrative and creative functions to the Company. Although management fees paid to CMA have been disclosed in “Certain Relationships and Related Party Transactions” since the inception of the management agreement in 1991, during 2009, the Commission requested that we modify the presentation of amounts paid to Mr. Nick A. Caporella and Mr. Bracken. In a comment letter dated February 9, 2009, the Commission staff requested that, due to Mr. Caporella’s 100% ownership of CMA, the entire management fee paid to CMA be reﬂected as compensation to Mr. Caporella in the body of the Summary Compensation Table. Accordingly, the management fee paid by the Company to CMA is included under the caption “Management Fee Plus All Other Compensation” with respect to Mr. Nick A. Caporella in the Summary Compensation Table. We believe this method of reporting is misleading and could lead the reader to construe that these amounts are paid by the Company or CMA directly to Mr. Nick A. Caporella. The amounts paid by the Company to CMA, as reﬂected in the Summary Compensation Table, should not be interpreted as the actual amount of compensation paid to Mr. Nick A. Caporella by either the Company or CMA but are shown to comply with the Commission’s request. The cash compensation of Mr. Bracken, who serves as Principal Financial Ofﬁcer of National Beverage Corp., is also paid by CMA and is included under the “Management Fee / All Other Compensation” caption in the Summary Compensation Table. (See “Certain Relationships and Related Party Transactions”.)

16

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation awarded to, earned by or paid to our Executive Ofﬁcers, and payments made to CMA, for services rendered during the past three ﬁscal years:

				Total	Grant Date	GAAP	Management Fee/
				Salary	Option	Option	All Other
Name and				and	Award Value	Expense	Compensation	Total ($)[4]
Principal Position	Year	Salary ($)	Bonus ($)	Bonus ($)	($)[2]	($)[3]	($)[1]	SEC	GAAP

Nick A. Caporella	2026	–	–	–	n/a	–	11,805,522	11,805,522	[4]
Chairman of the Board	2025	–	–	–	n/a	–	12,013,539	12,013,539	[4]
& Chief Executive Officer	2024	–	–	–	n/a	–	11,916,941	11,916,941	[4]

Joseph G. Caporella	2026	975,000	925,000	1,900,000	n/a	59,250	29,382	1,929,382	1,988,632
President	2025	925,000	900,000	1,825,000	n/a	81,030	30,410	1,855,410	1,936,440
	2024	850,000	775,000	1,625,000	n/a	85,037	17,634	1,642,634	1,727,671

George R. Bracken	2026	–	–	–	n/a	47,400	1,091,343	1,043,943	[4]
Executive Vice	2025	–	–	–	n/a	47,400	1,055,783	1,008,383	[4]
President - Finance	2024	–	–	–	n/a	47,412	1,006,511	959,099	[4]

			SEC Required				NBC (GAAP)

1.

Mr. Nick A. Caporella, Chairman of the Board and Chief Executive Ofﬁcer, and Mr. George R. Bracken, Executive Vice President - Finance, do not receive any cash compensation from the Company as their services are provided through CMA. As described above in “Compensation Discussion and Analysis” and “Management Services Agreement – Compensation”, we pay an annual base management fee equal to one percent of our consolidated net sales for the services that CMA provides, which include, among other things, the services of Mr. Nick A. Caporella and Mr. Bracken and other senior and corporate personnel who are not included in the table above. The amounts set forth with respect to Mr. Nick A. Caporella under the caption “Management Fee Plus All Other Compensation” include the total management fees paid by us to CMA (which is compliant with the presentation requested by the Commission). The amounts with respect to Mr. Joseph G. Caporella under the caption “Management Fee Plus All Other Compensation” represent a car allowance, retirement and health beneﬁts. (See “Retirement, Health and Other Beneﬁts” above and “Certain Relationships and Related Party Transactions” below.) The amounts set forth with respect to Mr. Bracken under the caption “Management Fee/All Other Compensation” represent payments to him by CMA and the amounts described in footnote 3 below.

2.	No options were granted during the ﬁscal years presented.
3.

Amounts represent the annual compensation expense recognized for stock option awards computed in accordance with GAAP pursuant to Accounting Standards Codiﬁcation 718 based on the Black-Scholes option-pricing model. (See Note 10 to the Financial Statements included in the Company’s Annual Report on Form 10-K for additional information regarding the assumptions utilized.) Options held by our Executive Ofﬁcers generally vest over ﬁve to nine-year periods and are expensed in accordance with GAAP. The Company believes that the annual compensation expense provides an additional meaningful measure of the value of these options for any given ﬁscal year and therefore has been included as supplementary information.

4.

Mr. Nick A. Caporella has not been awarded stock options, therefore, his total does not differ from the SEC recommended total. GAAP option expense for Mr. Bracken is included in “Management Fee/All Other Compensation”, therefore his GAAP total is reﬂected in that column.

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Grants of Plan-based Awards in Fiscal 2026

There were no equity or non-equity incentive plan based awards granted to Executive Ofﬁcers during Fiscal 2026.

Outstanding Equity Awards at end of Fiscal 2026

The following table sets forth information about the number of outstanding equity awards held by our Executive Ofﬁcers at May 2, 2026. No equity awards have been granted to Nick A. Caporella.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date
Joseph G. Caporella	6,000	-	$.01[2]	3/24/2029
	13,680	1,320	$12.42[1]	10/1/2030
George R. Bracken	6,840	5,160	$17.49[1]	10/1/2030

1.

Options granted under the Company’s Special Option Plan are exercisable for a ten-year period and vest in relatively equal amounts at approximately 16-month intervals. The exercise price can be reduced and the vesting schedule can be accelerated if the optionee purchases and maintains ownership of shares of Common Stock and the Company achieves performance objectives as determined by the Board. Based upon these factors, full vesting can occur from 64 to 104 months after issuance and the exercise price can range from 50% to 7% of the initial grant price if the options are held until the ﬁnal vesting date. The Special Options included in the table were granted March 25, 2019.

2.

Options granted under the Company’s KEEP plan, participants receive a grant equal to 50% of the number of shares of common stock purchased on the open market. KEEP options are granted at an initial exercise price of 60% of the purchase price of the shares acquired, and such price is reduced to the par value of the Common Stock over a six-year vesting period. The KEEP options included in the table were granted October 2, 2020.

Option Exercises and Stock Vested in Fiscal 2026

There were no stock options exercised by Executive Ofﬁcers during Fiscal 2026.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about shares of Common Stock that may be issued upon exercise of options and other stock-based awards under all of the Company’s equity compensation plans as of May 2, 2026:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reﬂected in First Column)
Equity compensation plans approved by shareholders	206,200	$28.14	5,199,015
Equity compensation plans not approved by shareholders[1]	15,600	$.84	208,934
Total	221,800	$26.22	5,407,949

1.	Includes shares issuable for outstanding options and shares available for grant under the Company’s KEEP Program.

DIRECTOR COMPENSATION

Ofﬁcers of the Company who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. Non-management directors receive a retainer fee of $60,000 per annum, a fee of $2,500 for each Board meeting attended, a fee of $1,500 for each Audit Committee meeting attended ($2,500 in the case of the Chairman) and a fee of $1,500 ($2,000 in the case of a committee Chairman) for each other committee meeting attended. Set forth below are the amounts paid to non-management directors in Fiscal 2026.

Name	Fees Earned or Paid in Cash ($)	Grant Date Option Award Value ($)[1]	All Other Compensation ($)	Total ($)[2]
Cecil D. Conlee[3]	$42,000	—	—	$42,000
Samuel C. Hathorn, Jr.	96,000	—	—	96,000
Stanley M. Sheridan	79,500	—	—	79,500
Glenn J. Waldman	55,500	—	—	55,500

1.

There were no stock options granted to non-management directors during Fiscal 2026. Compensation expense recognized for accounting purposes with respect to stock options held by Directors during Fiscal 2026, computed in accordance with Accounting Standards Codiﬁcation 718, is as follows: Mr. Conlee $19,750, Mr. Hathorn $59,250 and Mr. Sheridan $39,500. Mr. Waldman does not hold any options.

2.

Totals, including compensation expense recognized for accounting purposes with respect to stock options held by Directors, are as follows: Mr. Conlee $61,750, Mr. Hathorn $155,250, Mr. Sheridan $119,000 and Mr. Waldman $55,500.

3.	Mr. Conlee's service on the Board ended at the 2025 Annual Shareholder Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

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CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, the Company is required to provide the ratio of the annual total compensation of the Company’s Chief Executive Ofﬁcer, to the annual total compensation of the median employee of the Company.

Mr. Nick A. Caporella, our Chief Executive Ofﬁcer since the Company was founded in 1985, does not receive any direct compensation from the Company as his services, along with the services of other individuals, are provided to the Company through CMA. As noted under “Certain Relationships and Related Party Transactions” CMA employs numerous individuals, who, acting as a unit, provide management, administrative and creative functions for the Company. As further noted in “Management Services Agreement – Compensation”, the compensation for Mr. Nick A. Caporella that is presented in the “Summary Compensation Table” reﬂects, pursuant to a Commission staff request, the entire amount of the CMA fee for Fiscal 2026.

The pay of our median employee was $67,606. The resulting ratio of the CMA fee to the pay of our Median Employee is 175 to 1. The median employee was identiﬁed using the gross annual compensation as of May 2, 2026 for all active employees on that date. The calculation of Chief Executive Officers’s annual total compensation, used to determine the pay ratio, utilized the methodology outlined above.

20

PAY VERSUS PERFORMANCE

Pursuant to Item 402(v) of Regulation S-K and Section 953(a) of Dodd-Frank Act, the Company is required to provide the following disclosure regarding executive compensation and Company performance for the ﬁscal years listed below. The Compensation and Stock Option Committee has always considered pay versus performance for its executives in making compensation decisions. However, the Compensation and Stock Option Committee did not consider the additional disclosures now required.

	Summary Compensation	Compensation	Average Summary Compensation	Average Compensation Actually Paid	Value of Initial Fixed
Year	Table Total for PEO ($)[1]	Actually Paid to PEO ($)[1]	Table Total for Non-PEOs ($)[2]	to Non-PEO NEOs ($)[3]	TSR ($)[4]	Peer Group TSR ($)[5]	Net Income ($ in thousands)[6]	Net Sales ($ in thousands)[7]
2026	$11,805,522	—	$1,486,663	$1,347,102	$80.0	$145.1	$183,648	$1,180,552
2025	$12,013,539	—	$1,431,896	$1,270,945	$101.1	$125.9	$186,821	$1,201,354
2024	$11,916,941	—	$1,300,867	$970,119	$95.2	$126.6	$176,732	$1,191,694
2023	$11,729,324	—	$1,280,320	$1,004,002	$108.6	$129.0	$142,164	$1,172,932
2022	$11,148,959	—	$1,236,153	$643,956	$96.4	$119.3	$158,512	$1,138,013

1.	The Principal Executive Ofﬁcer (PEO) was Mr. Nick A. Caporella for all years in the table. The Non-PEO NEOs were Messrs. Joseph G. Caporella and George R. Bracken for all years in the table.
2.

As described more fully under “Management Services Agreement - Compensation” and the “Summary Compensation Table” of this Proxy, Mr. Nick A. Caporella does not receive any cash compensation from the Company.

3.

The following table describes the adjustments, each of which is prescribed by the SEC rules, to calculate the Compensation Actually Paid Amounts from the Summary Compensation Table Amounts. The Compensation Actually Paid Amounts and the Summary Compensation Table Amounts do not reﬂect the actual amount of compensation earned or paid to our executives during the applicable years, but rather are amounts that are determined in accordance with Item 402 of Regulation S-K of the SEC

	2026	2025	2024	2023	2022
Adjustments[a]	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs
Summary Compensation Table Amounts	$1,486,663	$1,431,896	$1,300,867	$1,280,320	$1,236,153
(Deduct): Aggregate value for option awards included in Summary Compensation Table	—	—	—	—	—
Add: Fair value at year end of awards granted during the ﬁscal year that were outstanding and unvested at year end	—	—	—	—	—
Add (Deduct): Year-over year change in fair value at ﬁscal year end of awards granted in any prior ﬁscal year that were outstanding and unvested at ﬁscal year end	(82,432)	(100,007)	(291,020)	(290,047)	(469,255)
Add (Deduct): Vesting date fair value of awards granted and vested during the ﬁscal year	—	—	—	—	—
Add (Deduct): Change as of the vesting date (from the end of the prior ﬁscal year) in fair value of awards granted in prior ﬁscal year for which vesting conditions were satisﬁed during the applicable ﬁscal year	(57,128)	(60,944)	(39,728)	13,729	(122,942)
(Deduct): Fair Value at end of prior ﬁscal year of awards granted that failed to meet the applicable vesting conditions during the year	—	—	—	—	---
Add: Dividends or other earnings paid on awards in the ﬁscal year prior to vesting	—	—	—	—	---
Compensation Actually Paid Amounts (as calculated)	$1,347,102	$1,270,945	$970,119	$1,004,002	$643,956

a.

The following valuation assumptions were used to calculate fair values of equity awards and differed from those used to calculate the fair values at the time of grant as reﬂected in Summary Compensation Table. Stock prices used were: May 2, 2026; $34.11; May 3, 2025: $43.09; April 27, 2024: $43.56; April 29, 2003: $49.70; April 30, 2022: $44.08; and, May 1, 2021: $48.59.

4.	Total Shareholder Return (“TSR”) assumes that dividends were reinvested on the date of issuance.
5.	The Peer Group used is the Dow Jones U.S. Soft Drink Index, which is the same peer group used in Part II, Item 5 in our Form 10-K.
6.	Net Income as reported in the Company’s Consolidated Statement of Income included in our Form 10-K.
7.

The Company is a party to a management agreement with CMA. As set forth in Certain Relationships and Related Party Transactions, the management agreement provides that the Company will pay CMA an annual base fee equal to one percent of consolidated net sales of the Company, and further provides that the Compensation and Stock Option Committee and the Board of Directors may from time-to-time award additional incentive compensation to CMA or its personnel. As a result, the Company has elected to present net sales due to its relationship to the management fee.

21

FINANCIAL PERFORMANCE MEASURES

As discussed under “Executive Compensation and Other Information”, the Company’s executive compensation program reﬂects a philosophy that is designed to align executive and shareholder value. The ﬁnancial performance measures that most closely link Company performance to compensation include:

•	Volume Growth
•	Net Sales
•	Operating Income
•	Net Income
•	Earnings per Share

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has furnished the following report:

Pursuant to its charter, the Audit Committee oversees the Company’s ﬁnancial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the ﬁnancial statements and reporting process, including the Company’s internal control systems. In fulﬁlling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited ﬁnancial statements included in the Annual Report on Form 10-K for the ﬁscal year ended May 2, 2026. This review included a discussion of the quality and the acceptability of the accounting principles, the reasonableness of signiﬁcant judgments and the clarity of disclosures in the ﬁnancial statements.

The Audit Committee discussed with the Company’s independent registered public accountants, who are responsible for expressing an opinion on the conformity of the Company’s audited ﬁnancial statements with generally accepted accounting principles, all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, our independent registered public accountants provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB relating to the independent registered public accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants the independent registered public accountant’s independence.

The Audit Committee discussed with the independent registered public accountants the overall plans for their audits, the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s ﬁnancial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited ﬁnancial statements be included in the Company’s Annual Report on Form 10-K for the ﬁscal year ended May 2, 2026 for ﬁling with the Commission.

THE AUDIT COMMITTEE

Samuel C. Hathorn, Jr. (Chairman)

Stanley M. Sheridan (Deputy Chairman)

Glenn J. Waldman

22

INDEPENDENT AUDITORS

The Company’s financial statements for Fiscal 2026 and the fiscal year ended May 3, 2025 ("Fiscal 2025") were examined by Grant Thornton LLP (“Grant Thornton”), independent registered public accountants. In Fiscal 2025, the Audit Committee completed a process to review the appointment of the Company’s independent registered public accounting ﬁrm for Fiscal 2025. As a result of the review process, the Audit Committee appointed Grant Thornton to serve as our independent registered public accounting ﬁrm for Fiscal 2025. The Company’s ﬁnancial statement for the ﬁscal year ended April 27, 2024 were examined by RSM US LLP (“RSM”), independent registered public accountants. Representatives of Grant Thornton are expected to be available at the Meeting, make a statement if they so desire and respond to appropriate questions.

Change of Independent Registered Public Accounting Firm

As a result of the review process described above, on October 31, 2024, the Audit Committee approved the engagement of Grant Thornton as our independent registered public accounting ﬁrm for Fiscal 2025 and notiﬁed RSM of Grant Thornton’s appointment. Grant Thornton’s engagement as our independent registered public accounting ﬁrm began on October 31, 2024 (the “Engagement Date”) beginning with the Company’s second ﬁscal quarter.

The audit reports of RSM on our consolidated ﬁnancial statements as of and for the ﬁscal years ended April 27, 2024 and April 29, 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualiﬁed or modiﬁed as to uncertainty, audit scope or accounting principles.

In accordance with Item 304(a) (3) of Regulation S-K, we provided RSM with a copy reporting the change in our independent registered public accounting ﬁrm for Fiscal 2025. We requested that RSM provide us with a letter addressed to the SEC stating whether it agreed with the statements made by the Company contained in the Form 8-K, and if not, stating the respects in which it did not agree. A copy of RSM’s letter dated November 6, 2024 was ﬁled as Exhibit 16.1 to the Form 8-K ﬁled on November 6, 2024. The Audit Committee authorized RSM to respond fully to any inquiries of Grant Thornton concerning this reportable event.

Additional details on the Company’s change in independent registered public accountants are contained in the Form 8-K of the Company filed on November 6, 2024.

During the ﬁscal years ended April 27, 2024 and April 29, 2023 and during the subsequent interim period from the fiscal year ended April 27, 2024 through October 31, 2024, preceding the engagement of Grant Thornton as our independent registered public accounting ﬁrm, neither we nor anyone acting on our behalf consulted Grant Thornton regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K.

Audit and Other Fees

For professional services rendered for the annual audit of the Company’s consolidated ﬁnancial statements and internal controls, review of its interim ﬁnancial statements included in the Company’s Form 10-Q and services that are normally provided in connection with statutory and regulatory ﬁlings, the fees and expenses incurred for Fiscal 2026 were $488,095 and an additional $77,250 related to the fiscal 2025 change of independent registered public accounting ﬁrms. Fees and expenses for Fiscal 2025 were $514,323 and an additional $125,000 related to the change in independent registered public accounting firms. During Fiscal 2026 and 2025, Grant Thornton did not bill the Company for any non-audit related fees, tax consulting or other products or services. The Audit Committee pre-approves all audit and permitted non-audit fees before such service is rendered.

23

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company is a party to a management agreement with CMA, a corporation owned by our Chairman and Chief Executive Ofﬁcer. This agreement was originated in 1991 for the efﬁcient use of management of two public companies at the time. In 1994, one of those public entities, through a merger, no longer was managed in this manner.

Under the terms of the management agreement, CMA provides, subject to the direction and supervision of the Board of Directors of the Company, (i) senior corporate functions (including supervision of the Company’s ﬁnancial, legal, executive recruitment, internal audit and management information systems departments) as well as the services of a Chief Executive Ofﬁcer and Chief Financial Ofﬁcer, and (ii) services in connection with acquisitions, dispositions and ﬁnancings by the Company, including identifying and proﬁling acquisition candidates, negotiating and structuring potential transactions and arranging ﬁnancing for any such transaction. CMA, through its personnel, also provides, to the extent possible, the stimulus and creativity to develop an innovative and dynamic persona for the Company, its products and corporate image. In order to fulﬁll its obligations under the management agreement, CMA employs numerous individuals, who, acting as a unit, provide management, administrative and creative functions for the Company. In connection with providing services under the management agreement, CMA is a twenty percent (20%) joint owner of an aircraft used by the Company. (See “Elements of Executive Compensation – Retirement, Health and Other Beneﬁts” above.) The management agreement provides that the Company will pay CMA an annual base fee equal to one percent of the consolidated net sales of the Company, and further provides that the Compensation and Stock Option Committee and the Board of Directors may from time to time award additional incentive compensation to CMA. The Board of Directors on numerous occasions contemplated incentive compensation and, during the course of such reviews, the independent directors on the Compensation and Stock Option Committee have proposed that CMA be paid an incentive due to superior performance based on various criteria, including the favorable outcome of speciﬁc negotiations and long-term performance of the Company. Since the inception of this agreement, no incentive compensation has been paid. We incurred management fees to CMA of $11.8 million for Fiscal 2026, $12.0 million for Fiscal 2025, and $11.9 million for the ﬁscal year ended April 27, 2024. The Company does not have written policies and procedures with respect to related party transactions, but the Company’s practice has been that the services and performance of CMA are reviewed periodically by the independent members of the Compensation and Stock Option Committee and the Board of Directors.

24

PROXY SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company. Proxies may be solicited by personal interview, mail, email, telephone or facsimile. The Company will also request banks, brokers and other custodian nominees and ﬁduciaries to supply proxy material to the beneﬁcial owners of the Company’s Common Stock of whom they have knowledge, and the Company will reimburse them for their expense in so doing. Certain directors, ofﬁcers and other employees of the Company may solicit proxies without additional remuneration. The entire cost of the solicitation will be borne by the Company.

CONTACTING THE BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board of Directors may do so by writing to Board of Directors, National Beverage Corp., P.O. Box 16720, Fort Lauderdale, Florida 33318. Such communications will be reviewed by the Secretary of the Company, who shall remove communications relating to solicitations, junk mail or correspondence relating to customer service issues. All other communications shall be forwarded to the Board of Directors or speciﬁc members of the Board as appropriate or as requested in the shareholder communication.

Any proposal of a shareholder intended to be presented at the Company’s 2027 Annual Meeting of Shareholders must be received by the Company no later than May 11, 2027 for inclusion in the Proxy Statement and form of proxy for that meeting under Rule 14a-8 of the Exchange Act. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2027 Annual Meeting of Shareholders (but not required to be included in the Proxy Statement) not earlier than June 25, 2027 and not later than July 25, 2027, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) of the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Our Amended and Restated Certiﬁcate of Incorporation contains an advance notice provision relating to shareholder nominations of directors at any meeting of the shareholders called for the election of directors. Under the Company’s Amended and Restated Certiﬁcate of Incorporation, any nomination to be made at the 2027 Annual Meeting of Shareholders must (i) be received by our Secretary at our principal executive offices not earlier than June 25, 2027 and not later than July 25, 2027 and (ii) include certain information relevant to the shareholder and their nominee as required by our Amended and Restated Certiﬁcate of Incorporation and the provisions of our Amended and Restated By-Laws referenced therein. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice by the same deadline set forth in the previous sentence and include in the notice the information required by Rule 14a-19(b) under the Securities Exchange Act of 1934.

25

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

The Board of Directors does not now intend to bring before the Meeting any matters other than those disclosed in the Notice of Annual Meeting of Shareholders, and it does not know of any business which persons other than the Board of Directors intend to present at the Meeting. Should any other matter requiring a vote of the shareholders arise, the accompanying proxy form confers upon the person or persons entitled to vote the shares represented by any such proxy discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment.

Please date, sign and return the proxy at your earliest convenience in the accompanying pre-addressed envelope (no postage is required for mailing in the United States) or vote electronically using the Internet or telephone. A prompt return of your vote will be appreciated as it will save the expense of further mailings.

By Order of the Board of Directors,

August 28, 2026 Fort Lauderdale, Florida	Nick A. Caporella Chairman of the Board and Chief Executive Ofﬁcer

National Beverage Corp.

NATIONAL BEVERAGE CORP.
ATTN: PROXY DEPT.
8050 SW TENTH STREET
SUITE 4000
FORT LAUDERDALE, FL 33324

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 1, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future notices of meetings of shareholders, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 1, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, and any adjournments or postponements thereof, go to the "Attend a Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03315-P56424 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NATIONAL BEVERAGE CORP.

The Board of Directors recommends you vote FOR the following:

1. Election of Director.

Nominee:	**For**	**Withhold**
1a. Nick A. Caporella	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	**Against**	**Abstain**
2. To approve executive compensation by a non-binding advisory vote.	☐	☐	☐

You must pre-register and obtain an admission ticket if you plan to attend the meeting in person. Go to the "Attend a Meeting" link at www.proxyvote.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

National Beverage Corp.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

T03316-P56424

National Beverage Corp.

NATIONAL BEVERAGE CORP.
Annual Meeting of Shareholders
October 2, 2026 2:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Grace A. Keene and Douglas T. Marx, and each of them, with full power of substitution and re-substitution, as attorneys-in-fact and proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all powers and authority the undersigned would possess if personally present, at the Annual Meeting of Shareholders of NATIONAL BEVERAGE CORP. to be held at The Ritz-Carlton Fort Lauderdale, 1 N. Fort Lauderdale Beach Boulevard, Fort Lauderdale, Florida 33304 on October 2, 2026 at 2:00 P.M. local time and at any adjournments or postponements thereof, on all matters coming before said meeting in the manner set forth on the reverse side. The undersigned hereby revokes any previously submitted proxy with respect to the Annual Meeting of Shareholders and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and with discretionary authority on all matters which may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.

Continued and to be signed on reverse side